      As filed with the Securities and Exchange Commission on June 10, 1993

                            Registration No. 33-64104
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                                 AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                THE BUCKLE, INC.
             (Exact name of registrant as specified in its charter)

           NEBRASKA                                     47-0366193

(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                              2407 WEST 24TH STREET
                             KEARNEY, NEBRASKA 68847
               (Address of Principal Executive Offices) (ZIP Code)

                                 ---------------

                      1993 DIRECTORS STOCK OPTION PLAN (1)
                  (Full title of the plan or written contract)

                                 ---------------

                            DENNIS NELSON, PRESIDENT
                                THE BUCKLE, INC.
                              2407 WEST 24TH STREET
                             KEARNEY, NEBRASKA 68847
                                 (308) 236-8491
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                  With copy to:

                            Rochelle A. Mullen, Esq.
                  Cline, Williams, Wright, Johnson & Oldfather
                        1125 South 103rd St. - Suite 720
                           Omaha, Nebraska 68124-1090

     (1) The Buckle, Inc. (the "Company") originally filed an S-8 to register 10,000 shares of Common Stock (File No. 33-64104), issuable pursuant to its 1993 Directors Stock Option Plan (the "Plan"). Subsequent to that filing, the Company effected a 2-for-1 stock split on April 24, 1997 which automatically increased the shares issuable pursuant to the Plan to 20,000. On May 28, 1998, a majority of the shareholders approved an amendment to the Plan to increase the number of shares issuable pursuant to the Plan by 30,000. On May 28, 1998, the Company also effected a 3-for-2 stock split. Thus, this Amendment No. 1 is filed to register 45,000 additional shares, which number of shares equals the 30,000 shares added pursuant to shareholder amendment, adjusted to 45,000 shares pursuant to the 3-for-2 stock split.


                         CALCULATION OF REGISTRATION FEE

================================================================================
 Title of Securities  Amount to be  Proposed Maximum   Proposed     Amount of
  to be Registered     Registered    Offering Price     Maximum   Registration
                                                                       Fee
--------------------------------------------------------------------------------

    Common Stock     45,000 Shares  $28.75 per share  $1,293,750     $359.66
================================================================================


     (1) The proposed maximum offering price was determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the bid and asked price of shares of the same class reported on the New York Stock Exchange on January 8, 1999.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.


ITEM 8. EXHIBITS
        --------

================================================================================
  EXHIBIT
  NUMBER                        EXHIBIT
--------------------------------------------------------------------------------

    5           Opinion of Counsel
--------------------------------------------------------------------------------
   23.1         Consent of Auditors
--------------------------------------------------------------------------------
   23.2         Consent of Counsel (included in Exhibit 5)
--------------------------------------------------------------------------------
   99.1         Amendment to 1993 Directors Stock Option Plan
================================================================================


     The contents of the S-8 Registration Statement (File No. 33-64104) are hereby incorporated by reference.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kearney, State of Nebraska on January 14, 1999.
 .

                                        THE BUCKLE, INC.


                                        BY: /s/ KAREN B. RHOADS
                                        ---------------------------------------
                                        Karen B. Rhoads, Vice President of
                                        Finance and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                    Title                           Date
           ---------                    -----                           ----


/s/ DANIEL J. HIRSCHFELD                Chairman and Director           1/14/99
----------------------------------
Daniel J. Hirschfeld

/s/ DENNIS H. NELSON                    President and Director          1/14/99
----------------------------------
Dennis H. Nelson


/s/ ROBERT E. CAMPBELL                  Director                        1/14/99
----------------------------------
Robert E. Campbell


                                        Director                        1/
----------------------------------
Ralph M. Tysdal                                                  /99


                                        Director                        1/
----------------------------------
Bill L. Fairfield                                                /99


                                        Director                        1/
----------------------------------
William D. Orr                                                   /99